UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9700	94-3025021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Schwab Way, Westlake, Texas 76262
(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, Walter W. Bettinger II notified the Board of Directors (the “Board”) of The Charles Schwab Corporation (the “Company”) of his intention to retire from his position as the Company’s Chief Executive Officer (“CEO”), effective as of December 31, 2024. Also, on September 30, 2024, the Board appointed Richard A. Wurster to succeed Mr. Bettinger as CEO, effective as of January 1, 2025 (the “Transition Date”).

In connection with the CEO succession, the Board increased the size of the Board from 16 to 17 directors, effective as of the Transition Date, with the newly created directorship being allocated to the class of directors whose term expires at the 2026 annual meeting of stockholders, in accordance with the Company’s Fifth Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws. Mr. Wurster was appointed as a member of the Board to fill such vacancy, effective as of the Transition Date, and will hold such office until the election of the class of directors whose term expires at the 2026 annual meeting of stockholders.

Following the Transition Date, Mr. Bettinger will cease to serve as the CEO but will continue to serve, along with Charles R. Schwab, as the Executive Co-Chairman of the Board. In connection with this transition, Mr. Bettinger’s compensation will be adjusted as follows: (i) his annual base salary will be set at $850,000, effective as of the Transition Date, (ii) his 2025 target annual cash incentive will be set at 250% of base salary, and (iii) his 2025 target long-term incentive award will be $2,875,000.

Mr. Wurster, age 51, has served as President of the Company and President and director of Charles Schwab & Co., Inc., a subsidiary of the Company, since 2021. He previously served as Executive Vice President and Head of Schwab Asset Management Services in 2021 and Head of Schwab Asset Management Solutions from 2019 to 2021. He was CEO of Charles Schwab Investment Management, Inc., a subsidiary of the Company, from 2019 to 2021, and of Charles Schwab Investment Advisory, Inc., a subsidiary of the Company, from 2018 to 2021. He was also CEO of ThomasPartners, Inc. and Windhaven Investment Management, Inc., subsidiaries of the Company, from 2016 to 2018. He serves as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, and Schwab Strategic Trust. Mr. Wurster joined the Company in 2016.

In connection with his appointment as CEO, Mr. Wurster’s compensation will be adjusted as follows: (i) his annual base salary will be set at $1,250,000, effective as of the Transition Date, (ii) his 2025 target annual cash incentive will be set at 325% of base salary, and (iii) his 2025 target long-term incentive award will be $12,687,500.

Mr. Wurster was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Wurster does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Wurster has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 1, 2024, the Company issued a press release announcing Mr. Wurster’s appointment as the CEO, effective as of the Transition Date. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of The Charles Schwab Corporation dated October 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	THE CHARLES SCHWAB CORPORATION

	By:	/s/ Peter J. Morgan III
Peter J. Morgan III
Managing Director, General Counsel and Corporate Secretary